UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): Dec. 10, 2012 (Dec. 10, 2012)

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut		06413-0562
(Address of Principal Executive Offices)		(Zip Code)

(860) 669-8630

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Completion of Acquisition of Biddeford and Saco Water Company

As previously reported, on July 18, 2012, Connecticut Water Service, Inc. (“CTWS” or “Connecticut Water”) announced that it had reached an agreement to acquire the Biddeford and Saco Water Company (“BSWC”), pending a vote of BSWC shareholders, approval by the Maine Public Utilities Commission (“MPUC”) and the satisfaction of other various closing conditions, pursuant to the terms of that certain Agreement and Plan of Merger dated July 18, 2012 (the “Merger Agreement”) between and among BSWC, CTWS, and OAC Inc., the Company’s wholly-owned Maine subsidiary (the “Merger Sub”). BSWC serves approximately 15,500 customers in the State of Maine in the communities of Biddeford, Saco, Old Orchard Beach and Scarborough.

Under the Merger Agreement, the acquisition will be executed through a stock-for-stock merger transaction valued at approximately $11.4 million. Holders of BSWC common stock will receive shares of CTWS common stock in a tax-free exchange. In addition, including the assumption by Connecticut Water of approximately $8.4 million in debt of BSWC, the transaction reflects a total enterprise value of approximately $19.8 million.

On November 7, 2012, Connecticut Water received regulatory approval from the MPUC to proceed with the transaction. The shareholders of BSWC voted to approve the acquisition on December 10, 2012.

Effective December 10, 2012, Connecticut Water completed the acquisition of BSWC by completing the merger of the Merger Sub with and into BSWC, with BSWC as the surviving corporation, pursuant to the terms of the Merger Agreement and Maine corporate law. Upon the effective time of the Merger, the holders of BSWC’s 121,100 issued and outstanding shares of common stock became entitled to receive an aggregate of 380,254 shares of CTWS common stock in a tax-free exchange, which exchange will be commenced promptly by the issuance of a letter of transmittal and related materials by Connecticut Water’s exchange agent.

News Release

On December 10, 2012, Connecticut Water issued a press release describing the completion of its acquisition of BSWC. A copy of the press release dated December 10, 2012 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d)        Exhibits

99.1	Connecticut Water press release regarding the completion of Connecticut Water’s acquisition of the Biddeford and Saco Water Company, dated December 10, 2012, is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation

Date: December 10, 2012	By:	/s/ David C. Benoit
	Name:	David C. Benoit
	Title:	Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Connecticut Water press release regarding the completion of Connecticut Water’s acquisition of the Biddeford and Saco Water Company, dated December 10, 2012, is filed herewith.